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                                                                     EXHIBIT 28C

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                             First USA Bank, N.A.

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1994-L
                               December 10, 1999

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1994-L Supplement dated as of August 1, 1994 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the December 15, 1999 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.   The total amount of the distribution to Series
          1994-L Certificateholders on the Payment Date
          per $1,000 interest.                                          $84.823

     2.   The amount of the distribution set forth in
          paragraph 1 above in respect of principal on
          the Series 1994-L Certificates, per $1,000
          interest                                                      $83.333

     3.   The amount of the distribution set forth in
          paragraph 1 above in respect of interest on
          the Series 1994-L Certificates, per $1,000
          interest                                                       $1.490

B.   Information Regarding the Performance of the Trust

     1.   Collections of Receivables

     a.   The aggregate amount of Collections of Receivables
          processed for the Due Period with respect to the
          current Distribution Date which were allocated in
          respect of the Investor Certificates of all Series    $544,432,188.19

     b.   The aggregate amount of Collections of Receivables
          processed for the Due Period with respect to the
          current Distribution Date which were allocated in
          respect of the Series 1994-L Certificates             $133,729,047.89

     c.   The amount of Collections of Receivables processed
          for the Due Period with respect to the current
          Distribution Date which were allocated in respect
          of the Series 1994-L Certificates, per $1,000 interest       $267.458

     d.   The amount of Excess Finance Charge Collections
          allocated in respect of the Series 1994-L
          Certificates, if any                                            $0.00

     e.   The amount of Excess Principal Collections allocated
          in respect of the Series 1994-L Certificates, if any            $0.00

     2.   Receivables in Trust

     a.   Aggregate Principal Receivables for the Due Period
          with respect to the current Distribution Date (which
          reflects the Principal Receivables represented by the
          Exchangeable Seller's Certificate and by the Investor
          Certificates of all Series)                        $15,618,489,059.95
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                                                                  Series  1994-L

     b.   The amount of Principal Receivables in the Trust
          represented by the Series 1994-L Certificates
          (the "Invested Amount") for the Due Period with
          respect to the current Distribution Date              $124,999,999.97

     c.   The Invested Percentage with respect to Finance
          Charge Receivables (including Interchange) and
          Defaulted Receivables for the Series 1994-L
          Certificates for the Due Period with respect to
          the current Distribution Date                                   0.800%

     d.   The Invested Percentage with respect to Principal
          Receivables for the Series 1994-L Certificates for
          the Due Period with respect to the current Distribution
          Date                                                            3.201%

     3.   Delinquent Balances

          The aggregate amount of outstanding balances in
          the Accounts which were 30 or more days delinquent
          as of the end of the Due Period for the current
          Distribution Date                                     $919,063,682.61

     4.   Investor Default Amount

     a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1994-L Certificates
          (the "Investor Default Amount")

          1.  Investor Default Amount                               $843,956.66
          2.  Recoveries                                             $38,425.63
          3.  Net Default Receivables                               $805,531.03

     5.   Investor Charge-offs.

     a.   The amount of the Series 1994-L Investor Charge-Offs
          per $1,000 interest after reimbursement of any such
          Series 1994-L Investor Charge-Offs for the Due Period
          with respect to the current Distribution Date                   $0.00

     b.   The amount attributable to Series 1994-L Investor
          Charge-Offs, if any, by which the principal balance
          of the Series 1994-L Certificates exceeds the Series
          1994-L Invested Amount as of the end of the day on
          the Record Date with respect to the current
          Distribution Date                                               $0.00

     6.   Monthly Servicing Fee

     a.   The amount of the Monthly Servicing Fee payable from
          available funds by the Trust to the Servicer with
          respect to the current Distribution Date                   $26,041.67

     b.   The amount of the Interchange Monthly Servicing Fee
          payable to the Servicer with respect to the current
          Distribution Date                                         $130,208.33

     7.  Available Cash Collateral Amount

     a    The amount, if any, withdrawn from the Cash
          Collateral Account for the current Distribution
          Date (the "Withdrawal Amount")                                  $0.00
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                                                                  Series  1994-L

     b.   The amount available to be withdrawn from the
          Cash Collateral Account (the Available Cash
          Collateral Amount) as of the end of the day
          on the current Distribution Date, after giving
          effect to all withdrawals, deposits and
          payments to be made in respect of the preceding
          Due Period.                                            $14,375,000.00

     c.   The Available Cash Collateral Amount as computed
          in 7.b. as a percentage of the Invested Amount
          of the Series 1994-L Certificates as of such Due
          Period.                                                        11.500%

C.   The Pool Factor

          The Pool Factor (which represents the ratio of the
          Class A Invested Amount on the last day of the
          month ending on the Record Date adjusted for Series
          1994-L Investor Charge-Offs set forth in B.5.a
          above and for the distributions of principal set
          forth in A.2 above to the Series 1994-L Initial
          Invested Amount). The amount of a Series 1994-L
          Certificateholder's pro rata share of the Series
          1994-L Invested Amount can be determined by
          multiplying the original denomination of the holder's
          Series 1994-L Certificate by the Pool Factor              16.66666666%

D.   Deficit Controlled Amortization Amount

     1.   The Deficit Controlled Amortization Amount for the
          preceding Due Period                                            $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page





                                  First USA Bank, N.A.
                                  Servicer




                                  By:            /s/ TRACIE KLEIN
                                          -----------------------------------
                                                   TRACIE KLEIN
                                  Title:           FIRST VICE PRESIDENT